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                                                                       EXHIBIT 5


                          BRADLEY, ARANT, ROSE & WHITE





                                 July 2, 1996


SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203


Gentlemen:

         In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in form as proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 on July 2, 1996 and relating to up to 521,947 shares of Common Stock, par value $2.50 per share (the "Shares"), and up to 231,977 rights to purchase 1/100th of one share of Series A Junior Participating Preferred Stock (the "Rights"), which Shares and Rights are to be offered by certain persons (the "Selling Stockholders") who acquired the Shares and Rights on July 28, 1996 in connection with the merger of Prime Bank ("Prime") with and into SouthTrust Bank of Florida, National Association ("ST-Bank") pursuant to that certain Agreement and Plan of Merger dated April 19, 1996, as amended May 14, 1996, between Prime and ST-Bank and joined into by SouthTrust and SouthTrust of Florida, Inc. The Selling Stockholders may, from time to time, offer and sell the Shares and Rights associated therewith to the public pursuant to such Registration Statement. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

                 (i) the Shares and Rights described in the Registration Statement, to the extent actually issued pursuant to the Merger, have been duly and validly authorized and issued and are fully paid and nonassessable Shares and Rights of SouthTrust; and

                 (ii) under the laws of the State of Delaware, no personal liability attaches to the ownership of the Shares and Rights of SouthTrust.






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SouthTrust Corporation
July 2, 1996
Page 2
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         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption "LEGAL OPINION" in the Prospectus, which is a part of the Registration Statement.


                                        Very truly yours,



                                        /s/ BRADLEY, ARANT, ROSE & WHITE